AFFIDAVIT OF JANIS PATTERSON

STATE OF UTAH

ss.

COUNTY OF SALT LAKE

JANIS PATTERSON, being first put on her oath, deposes and says as follows:

1.

I am the president and owner of Interstate Transfer Company (“Interstate”), the stock transfer agent for U.S. Rare Earths, Inc., a Nevada corporation (hereinafter “Company”), formerly Colorado Rare Earths, Inc., formerly Calypso Media Services Group, Inc.  As such, I have custody, control and access to all of the Company’s stock transfer books and records.  I have personal and direct knowledge of that set forth herein and if called to testify, I am competent to testify directly about such matters.

2.

Interstate’s records show that the Bylaws of the Company are a set of “Revised By-Laws of Calypso Media Services Group, Inc.,” dated September 10, 2010 and signed by Phyllis Park as the Secretary of the Company.

3.

As of the date of this Declaration and according to our books and records, there are a total of 20,912,662 common capital shares of the Company issued and outstanding.  There are no preferred shares issued or outstanding.

4.

Interstate’s records show that the following persons are registered owners of the Company’s common capital shares as follows:

Registered Owner

Certificate No.

Number of Shares

H. Deworth Williams

143

2,250,000

253

1,900,000

Geoff Williams

133

   500,000

254

1,000,000

1

Edward F. Cowle

142

         2,250,000

252

         2,000,000

Blue Cap. Dev. Corp.

279

            200,000

David Williams

34

       400

129

250,000

Laser Technology, Inc

278

300,000

Children’s Internat’l Obesity

276

551,000

277

555,000

C.T. Stanger

255

100,000

Harvey Kaye

134

250,000

TOTAL

       12,106,400

5.

According to my calculations, the foregoing persons together own and hold, in their names, 57.89% of the total number of issued and outstanding common capital shares of the Company.

FURTHER SAYETH AFFIANT NAUGHT.

DATED this 23 day of August, 2012.

/s/ Janis Patterson____________

Janis Patterson

Subscribed and sworn to me this 23 day of August, 2012.

/s/ Thomas Rasmuson_________

Notary Public

Residing at Salt Lake City, UT

Notary #: 656459

Expiration: May 30, 2016

Endnotes

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